Exhibit 10.9

Overall cloud computing service agreement

Cooperation Agreement with China Adult Education Association, dated June 1, 2018, by and between Wuxi Wangdao and Higher Education Press Ltd.

Party A: Higher Education Press Ltd.

Add: 4 deshengmenwai street, Xicheng district, Beijing, China

Social Credit Code: 911100004000022169

Party B: Wuxi Kingway Technology Co., LTD

Add: No.311 Yanxin road, Huishan economic development zone, Wuxi

Social Credit Code: 913202140710031457

Party A and Party B, through negotiation, agree on the following terms and conditions for Party B to provide overall cloud computing services for Party A's elite courses (www.jingpinke.com) website, intelligent vocational education platform (www.icve.com.cn/) and love courses (www.icourses.cn)

1. Common objectives

1.1 Using Party B's software and hardware technology to achieve data sharing and interconnection among colleges and universities, and to establish "excellent courses", "cloud platform of intelligent vocational education" and "love courses" to provide personalized services for teachers and students in Colleges and vocational colleges. Party A shall entrust Party B with the revision of the above website and related operation and maintenance work, and Party B shall provide the overall cloud computing services. By using the hierarchical storage function of "Energy Education Cloud" of Party B, Party A can provide the secondary development of tools and software for "Excellent Course", "Intelligent Vocational Education Cloud Platform" and "Love Course".

1.2 The scope of cloud computing services provided by Party B: cloud hosts, cloud storage, cloud applications, professional cloud education software. The application scope of the equipment includes but is not limited to: mail system, value-added service, member management, system integration, SQL database, VPN virtual private network, web application, electronic payment, website, web design, web service, background management, server.

1.3 Service period: 50 years.

2. Service standard

2.1 Provide standard IDC room environment for Party A.

2.2 Provide reliable and unobstructed network environment according to the object of this agreement.

2.3 Provide large-scale, high quality, safe and reliable professional server, space, network bandwidth and ASP, EC and other services.

2.4 Provide server cluster for Party A's website: it is the infrastructure for safe operation of various modes of e-commerce, and also a platform to support enterprises and their school alliances (their distributors, suppliers, customers, etc.) to implement value chain management.

3. Cost and payment

3.1 Party B shall be responsible for the expenses of opening ports required for the establishment of industry-university-research alliance of vocational colleges, and Jimei university shall be responsible for the engineering design. Under the supervision of Party B, Jimei university shall be responsible for the construction, and other vocational colleges may be entrusted with the construction of some projects.

3.2 In order to encourage vocational colleges to upload learning resources, Party B sets up an incentive mechanism for resource integration fee. The amount of resource integration fee and payment method are decided by Party B in consultation with vocational colleges, and trusteeship payment is carried out by the competent industry departments in accordance with the law to ensure that the special funds are used exclusively after the receipt of funds by vocational colleges. The legal risks arising therefrom have nothing to do with Party A.

4. Rights and obligation

4.1 Party B shall own the basic software technology used by Party B to build the platform, the framework platform software to realize the data port connection of various colleges and universities and the data sharing among colleges and universities. The instrumental software used by Party A for secondary development shall be owned by Party A.

4.2 Each institution has the right of authorship of the learning resources provided by itself, and both parties shall respect the right of reputation of the learning resources.

5. Responsibility for breach of contract

Unless otherwise agreed herein, if either party unilaterally terminates the agreement in advance before the expiration of the term hereof, the breaching party shall compensate the non-breaching party for relevant losses (loss of interest, loss of business reputation, loss of data or other losses).

6. Confidentiality

Without the written permission of the other party, either party shall not provide or disclose to a third party the materials and information related to the business of the other party which are obtained from the execution and performance of this agreement, unless otherwise provided by law or otherwise agreed in this agreement.

7 Force majeure and disclaimer

7.1 If because of the war, riots, terrorism, natural disasters, changes in state laws, regulations or rules, network security, network cannot be covered, power outages, communication lines by artificial damage, cause or Party A can't continue to perform the agreement between the parties, the affected party does not assume liability for breach of contract, but shall notify the other party in writing as soon as possible, and to extend the duration of the agreement through consultation. Upon elimination of the effect, the affected party shall promptly notify the other party, and this agreement shall continue to be executed.

7.2 If required by the government management department, Party B will suspend or terminate the provision of relevant services without any liability.

8 Application of law and dispute resolution

8.1 This agreement shall be governed by the laws of the People's Republic of China.

8.2 All disputes arising out of or in connection with this agreement shall be settled through friendly negotiation between the parties. If both parties fail to settle the dispute through friendly negotiation, either party may bring a lawsuit to the competent people's court in the place where Party B is located.

9. Effectiveness of the agreement and other

9.1 This agreement shall come into force upon being signed and sealed by both parties and shall remain valid until both parties have fully performed all obligations hereunder and all payments and claims between them have been settled.

9.2 This agreement is made in duplicate, with each party holding one copy. Both copies have the same legal effect.

9.3 If this agreement is in conflict with national laws, regulations or departmental regulations, both parties shall modify this agreement appropriately in accordance with national laws, regulations or departmental regulations to ensure the continuation of cooperation between both parties.

9.4 If any provision of this agreement is determined at any time to be illegal, invalid or unenforceable, the validity and performance of other provisions of this agreement shall not be affected.

9.5 Without the written permission of the other party, one party shall not, in advertising or in public use or to imitate each other's business name, logo, design, service marks, model or abbreviations, symbols, code, any party shall not claim on the other side of the business name, logo, design, service marks, model or abbreviations, symbols, code ownership.

9.6 Nothing in this agreement shall be deemed or construed as a joint venture, partnership or agency relationship between the parties.

9.7 Each title of this agreement is for the purpose of reminder only, and the rights and obligations of the parties shall be determined in accordance with the provisions.

9.8 All notices given by Party A and Party B in connection with the performance of this agreement shall be made in writing or by fax or similar communication confirmed by both parties to the address set forth herein. Those sent by letter shall be sent by registered mail or express mail of good standing. In the case of fax or similar communication, the date of notification shall be the date of dispatch of the communication. In the case of registered mail or express mail, the date of notification shall be the date of Posting of the mail and shall be subject to the postmark.

Party A: Higher Education Press Ltd. (seal)
/s/Su Yuheng

Party B: Wuxi Kingway Technology Co., LTD (seal)
/s/Hua Lugang

Date: June 1, 2018